Exhibit 99.1

Kinsale Capital Group Reports 2022 Second Quarter Results
Richmond, VA, July 28, 2022 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $27.1 million, $1.17 per diluted share, for the second quarter of 2022 compared to $35.6 million, $1.55 per diluted share, for the second quarter of 2021. Net income was $58.9 million, $2.55 per diluted share, for the first half of 2022 compared to $67.7 million, $2.94 per diluted share, for the first half of 2021.
Net operating earnings(1) were $44.4 million, $1.92 per diluted share, for the second quarter of 2022 compared to $29.4 million, $1.28 per diluted share, for the second quarter of 2021. Net operating earnings(1) were $82.1 million, $3.56 per diluted share, for the first half of 2022 compared to $54.9 million, $2.38 per diluted share, for the first half of 2021.
Highlights for the quarter included:
•Net income decreased by 24.0% from a decline in the fair value of equity investments during the quarter compared to an increase in the fair value of these investments during the same period last year
•Net operating earnings(1) of $44.4 million increased by 51.0% compared to the second quarter of 2021
•Gross written premiums increased by 42.7% to $277.0 million compared to the second quarter of 2021
•Net investment income increased by 42.6% to $10.6 million compared to the second quarter of 2021
•Underwriting income(2) was $44.1 million in the second quarter of 2022, resulting in a combined ratio of 76.8%, compared to $28.7 million and a combined ratio of 79.2% in the second quarter of 2021
•Annualized operating return on equity(4) of 24.6% for the six months ended June 30, 2022

“Our business continues to perform at high level with 43% premium growth for the second quarter over the same period last year and a combined ratio of just under 77%. These results reflect the combination of a superior business model and favorable E&S market conditions. Looking ahead, we remain confident in our ability to create shareholder value through best-in-class underwriting and technology driven low costs,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $277.0 million for the second quarter of 2022 compared to $194.1 million for the second quarter of 2021, an increase of 42.7%. Gross written premiums were $522.5 million for the first half of 2022 compared to $362.9 million for the first half of 2021, an increase of 44.0%. The increase in gross written premiums during the second quarter and first half of 2022 over the same periods last year reflected strong submission flow from brokers and a favorable pricing environment.
Underwriting income(2) was $44.1 million, resulting in a combined ratio of 76.8%, for the second quarter of 2022, compared to $28.7 million and a combined ratio of 79.2% for the same period last year. The increase in underwriting income(2) quarter over quarter was due to a combination of premium growth and favorable rate increases from a strong underwriting environment and lower levels of relative reported losses and operating expenses. Loss and expense ratios were 56.3% and 20.5%, respectively, for the second quarter of 2022 compared to 57.5% and 21.7% for the second quarter of 2021. Results for the second quarters of 2022 and 2021 included net favorable development of loss reserves from prior accident years of $9.5 million, or 5.0 points, and $9.1 million, or 6.6 points, respectively.
Underwriting income(2) was $81.7 million, resulting in a combined ratio of 77.8%, for the first half of 2022, compared to $53.3 million and a combined ratio of 79.5% for the first half of 2021. The increase in underwriting income(2) period over period was due to a combination of premium growth and favorable rate increases from a strong underwriting environment and lower levels of relative reported losses and operating expenses. Loss and expense ratios were 56.8% and 21.0%, respectively, for the first half of 2022 compared to 57.3% and 22.2% for the first half of 2021. Results for the first six months of 2022 and 2021 included net favorable development of loss reserves from prior accident years of $17.9 million, or 4.8 points, and $16.2 million, or 6.2 points, respectively.

Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2022 and 2021 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands)
Gross written premiums	$277,001	$194,061	$522,514	$362,937
Ceded written premiums	(34,658)	(26,308)	(63,673)	(50,886)
Net written premiums	$242,343	$167,753	$458,841	$312,051

Net earned premiums	$190,158	$137,700	$368,720	$260,741
Losses and loss adjustment expenses	107,040	79,115	209,545	149,375
Underwriting, acquisition and insurance expenses	38,972	29,889	77,517	58,025
Underwriting income(2)	$44,146	$28,696	$81,658	$53,341

Loss ratio	56.3%	57.5%	56.8%	57.3%
Expense ratio	20.5%	21.7%	21.0%	22.2%
Combined ratio	76.8%	79.2%	77.8%	79.5%

Annualized return on equity(3)	16.7%	23.4%	17.7%	22.5%
Annualized operating return on equity(4)	27.3%	19.3%	24.6%	18.2%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$116,531	61.3%	$85,416	62.0%
Current accident year - catastrophe losses	21	—%	2,834	2.1%
Effect of prior accident year development	(9,512)	(5.0)%	(9,135)	(6.6)%
Total	$107,040	56.3%	$79,115	57.5%

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$227,320	61.6%	$162,673	62.4%
Current accident year - catastrophe losses	83	—%	2,910	1.1%
Effect of prior accident year development	(17,858)	(4.8)%	(16,208)	(6.2)%
Total	$209,545	56.8%	$149,375	57.3%

Investment Results
Net investment income was $10.6 million in the second quarter of 2022 compared to $7.4 million in the second quarter of 2021, an increase of 42.6%. Net investment income was $19.7 million in the first half of 2022 compared to $14.4 million in the first half of 2021, an increase of 37.0%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows since June 30, 2021. Net operating cash flows were $278.7 million in the first half of 2022 compared to $194.9 million in the first half of 2021, an increase of 42.9%. The Company’s investment portfolio had an annualized gross investment return(5) of 2.6% for both the first six months of 2022 and 2021. The Company expects the current rising interest rate environment to contribute to higher reinvestment yields on fixed-maturity securities prospectively. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.2 years and 4.3 years at June 30, 2022 and December 31, 2021, respectively. Cash and invested assets totaled $1.8 billion at June 30, 2022 and $1.7 billion at December 31, 2021.
(5)    Gross investment return is investment income from fixed-maturity and equity securities, excluding cash equivalents, before any deductions for fees and expenses, expressed as a percentage of the average beginning and ending book values of those investments during the period.
Other
On July 22, 2022, the Company entered into a Note Purchase and Private Shelf Agreement and issued 5.15% senior promissory notes of $125.0 million, the proceeds of which will be available to fund surplus at Kinsale Insurance Company, refinance indebtedness and for general corporate purposes.
On July 22, 2022, the Company entered into an Amended and Restated Credit Agreement, which primarily extended the maturity date to July 22, 2027 and increased the aggregate commitment to $100.0 million.

The effective tax rates for the six months ended June 30, 2022 and 2021 were 17.4% and 18.5%, respectively. In the first half of 2022 and 2021, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $634.1 million at June 30, 2022 compared to $699.3 million at December 31, 2021. The decrease in stockholders' equity was primarily due to a decline in the fair value of the Company's fixed-maturity investments, resulting from a higher interest rate environment, offset in part by net income. Annualized operating return on equity(4) was 24.6% for the first half of 2022, an increase from 18.2% for the first half of 2021, which was attributable primarily to growth in the business from favorable market conditions and rate increases.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, and net realized investment gains and losses, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and six months ended June 30, 2022 and 2021, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands, except per share data)
Net operating earnings:
Net income	$27,090	$35,635	$58,881	$67,714
Adjustments:
Change in the fair value of equity securities, before taxes	23,353	(7,565)	31,104	(14,656)
Income tax (benefit) expense (1)	(4,904)	1,589	(6,532)	3,078
Change in fair value of equity securities, after taxes	18,449	(5,976)	24,572	(11,578)

Net realized investment gains, before taxes	(1,413)	(304)	(1,708)	(1,502)
Income tax expense (1)	297	64	359	315
Net realized investment gains, after taxes	(1,116)	(240)	(1,349)	(1,187)
Net operating earnings	$44,423	$29,419	$82,104	$54,949

Diluted operating earnings per share:
Diluted earnings per share	$1.17	$1.55	$2.55	$2.94
Change in the fair value of equity securities, after taxes, per share	0.80	(0.26)	1.06	(0.50)
Net realized investment gains, after taxes, per share	(0.05)	(0.01)	(0.06)	(0.05)
Diluted operating earnings per share(2)	$1.92	$1.28	$3.56	$2.38

Operating return on equity:
Average equity(3)	$649,818	$608,601	$666,701	$602,937
Annualized return on equity(4)	16.7%	23.4%	17.7%	22.5%
Annualized operating return on equity(5)	27.3%	19.3%	24.6%	18.2%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

For the three and six months ended June 30, 2022 and 2021, net income reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Net income	$27,090	$35,635	$58,881	$67,714
Income tax expense	5,352	7,973	12,433	15,333
Income before income taxes	32,442	43,608	71,314	83,047
Net investment income	(10,594)	(7,429)	(19,682)	(14,371)
Change in the fair value of equity securities	23,353	(7,565)	31,104	(14,656)
Net realized investment gains	(1,413)	(304)	(1,708)	(1,502)
Other expenses (6)	503	398	899	846
Other income	(145)	(12)	(269)	(23)
Underwriting income	$44,146	$28,696	$81,658	$53,341
(6)    Other expenses are comprised of interest expense on the Company's Credit Facility and corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, July 29, 2022 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (888) 660-6493, conference ID# 3573726, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on August 26, 2022.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	(in thousands, except per share data)
Gross written premiums	$277,001	$194,061	$522,514	$362,937
Ceded written premiums	(34,658)	(26,308)	(63,673)	(50,886)
Net written premiums	242,343	167,753	458,841	312,051
Change in unearned premiums	(52,185)	(30,053)	(90,121)	(51,310)
Net earned premiums	190,158	137,700	368,720	260,741

Net investment income	10,594	7,429	19,682	14,371
Change in the fair value of equity securities	(23,353)	7,565	(31,104)	14,656
Net realized investment gains	1,413	304	1,708	1,502
Other income	145	12	269	23
Total revenues	178,957	153,010	359,275	291,293

Expenses
Losses and loss adjustment expenses	107,040	79,115	209,545	149,375
Underwriting, acquisition and insurance expenses	38,972	29,889	77,517	58,025
Other expenses	503	398	899	846
Total expenses	146,515	109,402	287,961	208,246
Income before income taxes	32,442	43,608	71,314	83,047
Total income tax expense	5,352	7,973	12,433	15,333
Net income	27,090	35,635	58,881	67,714

Other comprehensive (loss) income
Change in net unrealized (losses) gains on available-for-sale investments, net of taxes	(54,882)	9,583	(118,812)	(10,039)
Total comprehensive (loss) income	$(27,792)	$45,218	$(59,931)	$57,675

Earnings per share:
Basic	$1.19	$1.57	$2.59	$2.99
Diluted	$1.17	$1.55	$2.55	$2.94

Weighted-average shares outstanding:
Basic	22,781	22,678	22,767	22,665
Diluted	23,103	23,054	23,095	23,055

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$1,493,074	$1,392,066
Equity securities at fair value	139,539	172,611
Short-term investments	10,770	—
Total investments	1,643,383	1,564,677

Cash and cash equivalents	120,890	121,040
Investment income due and accrued	9,539	7,658
Premiums receivable, net	97,308	71,004
Reinsurance recoverables, net	135,037	122,970
Ceded unearned premiums	38,307	33,679
Deferred policy acquisition costs, net of ceding commissions	54,806	41,968
Intangible assets	3,538	3,538
Deferred income tax asset, net	43,167	2,109
Other assets	52,144	57,012
Total assets	$2,198,119	$2,025,655

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$1,036,741	$881,344
Unearned premiums	442,479	347,730
Payable to reinsurers	18,870	16,112
Accounts payable and accrued expenses	15,557	23,250
Credit facility	42,759	42,696
Other liabilities	7,647	15,188
Total liabilities	1,564,053	1,326,320

Stockholders' equity	634,066	699,335
Total liabilities and stockholders' equity	$2,198,119	$2,025,655